SUB-ITEM Q1 (a)
EXHIBITS

FEDERATED TOTAL
RETURN SERIES, INC.

ARTICLES OF AMENDMENT


	FEDERATED
TOTAL RETURN SERIES,
INC., a Maryland
corporation
(hereinafter
called the
"Corporation"),
hereby certifies to
the Maryland State
Department of Assessments
and
Taxation that:

	FIRST:	The
Corporation hereby
renames all of the
shares of Federated Total
Return Bond Fund Class
K Shares as follows:

Old Name
New Name
Federated Total
Return Bond Fund
Federated Total Return
Bond Fund
Class K Shares
Class R Shares

	SECOND:	The
foregoing amendment
to the charter of the
Corporation was approved
by a majority of the
entire Board of
Directors of the
Corporation; the
charter amendment is
limited to a change
expressly permitted
by Section 2-605 of
the Maryland General
Corporation
Law to be made
without action by
stockholders; and
the Company is
registered as an
open-end
investment company
under the Investment
Company Act of 1940,
as amended.

	IN WITNESS
WHEREOF, Federated
Total Return Series,
Inc. has caused these
Articles
of Amendment to be
signed in its name and
 on its behalf as of
February 1, 2011, by its duly
authorized officers, who
acknowledge that these
Articles of Amendment
are the act of the
Corporation, that to the
 best of their knowledge,
information and belief,
all matters and facts set
forth herein relating
to the authorization
and approval of these
Articles are true in all
material
respects, and that this
statement is made under
 the penalties of perjury.

WITNESS:
FEDERATED TOTAL RETURN
SERIES, INC.


/s/ Todd P. Zerega
By: /s/ J. Christopher Donahue
Todd P. Zerega
  J. Christopher Donahue
Assistant Secretary
  Executive Vice President


Current as of:  8/18/94